Exhibit 23.1

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 (033-55327) pertaining to The MasTec, Inc. 401(k) Retirement Savings Plan of our report dated June 20, 2003 with respect to the financial statements and supplemental schedules of The MasTec, Inc. 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Miami, Florida
June 27, 2002